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                                                                    EXHIBIT 99.1



                      Letterhead of Deloitte & Touche LLP


June 29, 1998



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read and agree with the comments in Part III of Form 12b-25 of Data Processing Resources Corporation Retirement Savings Plan for the fiscal year ended December 31, 1997, dated on or about June 29, 1998.

Yours truly,

/s/ Deloitte & Touche LLP